Exhibit 99.1

For Immediate Release

October 17, 2006

Leesport Financial Corp. Reports 11.4% Growth in Quarterly Earnings Over 2005 and 8.7% Growth In Year To Date Earnings Over 2005…Surpasses One Billion in Assets.

Wyomissing, PA: Leesport Financial Corp. (NASDAQ: FLPB) reported net income for the quarter ended September 30, 2006 was $2,588,000, an 11.4% increase over net income of $2,323,000 for the same period in 2005. Net income for the nine months ended September 30, 2006 was $6,877,000, an 8.7% increase over net income of $6,328,000 for the same period in 2005. Total revenue for the quarter ended September 30, 2006 was $21,292,000 as compared to $19,046,000 for the same period in 2005, an 11.8% increase. Total revenue for the nine months ended September 30, 2006 was $61,147,000 as compared to $54,616,000 for the same period in 2005, a 12.0% increase.

Robert D. Davis, President and Chief Executive Officer of Leesport Financial Corp. said, “We are very pleased with the continuing improvement in earnings of the Company and look forward to continued growth. Both our third quarter and year to date results reinforce the strength of our diversified financial services strategy. We are especially pleased with the growth in our core banking business which resulted in our reaching the Billion Dollar in assets mark. We believe we are poised to drive future earnings in excess of our peer group, and further increasing shareholder value.”

Included in the operating results for the nine months ended September 30, 2006 were severance costs of approximately $450,000 resulting from internal restructuring associated with the Company’s corporate-wide reorganization plan. In addition to these severance costs, included in net income for the nine months ended September 30, 2006 were approximately $95,000 in costs associated with closing a retail branch office. Included in the operating results for the quarter ended September 30, 2005 were severance costs of approximately $445,000 associated with the departure of the Company’s Chairman, President and Chief Executive Officer.

Excluding the above-mentioned branch closing and severance costs, the three and nine month net income and earnings per share results for the periods indicated were:

	For the Three Months Ended			For the Nine Months Ended
	(unaudited)			(unaudited)
	September 30,	September 30,		September 30,	September 30,
	2006	2005		2006	2005
	(Dollar amounts in thousands, except per share data)

Reported Net Income	$2,588	$2,323		$6,877	$6,328

Charges:
Branch Closing	—	—		95	—
Severance Costs	—	—		450	445
Total Charges	—	—		545	445

Income tax effect	—	—		185	151

Net Impact of Charges	—	—		360	294

Net Income Adjusted	$2,588	$2,323		$7,237	$6,622

Increase From September 30, 2005	11.4%			9.3%

Basic Earnings Per Share	$0.48	$0.44	*	$1.29	$1.20	*
Adjusted Earnings Per Share	0.48	0.44	*	1.36	1.25	*

Diluted Earnings Per Share	$0.48	$0.43	*	$1.28	$1.18	*
Adjusted Diluted Earnings Per Share	0.48	0.43	*	1.34	1.24	*

*  References to per-share amounts reflect the 5% stock dividend distributed to shareholders on June 15, 2006.

Net Interest Income

For the nine months ended September 30, 2006, net interest income before the provision for loan losses increased 7.2% to $23,984,000 compared to $22,374,000 for the same period in 2005. The increase in net interest income for the nine months resulted from a 22.4% increase in total interest income to $45,118,000 from $36,868,000 and a 45.8% increase in total interest expense to $21,134,000 from $14,494,000. For the three months ended September 30, 2006, net interest income before the provision for loan losses increased 3.7% to $8,026,000 compared to $7,741,000 for the same period in 2005. The increase in net interest income for the three months resulted from a 21.5% increase in total interest income to $15,821,000 from $13,024,000 and a 47.5% increase in total interest expense to $7,795,000 from $5,283,000.

The increase in total interest income resulted from an increase in average earning assets for the three and nine months ended September 30, 2006 of $98,572,000 and $97,874,000, respectively, due to strong growth in commercial and consumer loans and higher interest rates over the same period in 2005.

The increase in total interest expense resulted primarily from an increase in average interest-bearing deposits for the three and nine months ended September 30, 2006 of $58,111,000 and $63,071,000, respectively, due to organic deposit growth and higher interest rates over the same period in 2005.

For the nine months ended September 30, 2006, the net interest margin on a fully taxable equivalent basis was 3.76% as compared to 3.81% for the same period in 2005. For the three months ended September 30, 2006, the net interest margin on a fully taxable equivalent basis was 3.64% as compared to 3.81% for the same period in 2005. The decrease in net interest margin for the three and nine months periods ended September 30, 2006 was due mainly to higher cost of wholesale funds fueled by increases in short-term interest rates over the same periods in 2005 offset by strong organic commercial loan growth and a disciplined approach to deposit pricing.

Net interest income after the provision for loan losses for the three and nine months ended September 30, 2006 was $7,726,000 and $23,259,000, respectively, as compared to $7,311,000 and $21,164,000, respectively, for the same periods in 2005, an increase of 5.7% and 9.9%, respectively. The provision for loan losses for the three months ended September

30, 2006 was $300,000 compared to $430,000 for the same period in 2005. The provision for loan losses for the nine months ended September 30, 2006 was $725,000 compared to $1,210,000 for the same period in 2005. As of September 30, 2006, the allowance for loan losses was $7,529,000 compared to $7,619,000 as of December 31, 2005, an annualized decrease of 1.6%. Comparing September 30, 2005 to September 30, 2006, the decrease in the provision is due primarily to a decrease in total non-performing loans of $1,227,000 or 25.9% annualized. The decrease in total non-performing loans is primarily attributable to a decrease in non-accrual loans and loans past due 90 days or more. Management continues to evaluate and classify the credit quality of the loan portfolio utilizing qualitative and quantitative internal loan review protocol and has determined that the current allowance for loan losses is adequate.

Non-Interest Income

Total non-interest income for the nine months ended September 30, 2006 decreased 9.7% to $16,029,000 compared to $17,748,000 for the same period in 2005. Total non-interest income for the three months ended September 30, 2006 decreased 9.1% to $5,471,000 compared to $6,022,000 for the same period in 2005.

Net securities gains were $274,000 for the nine months ended September 30, 2006 compared to $243,000 for the same period in 2005. Net securities gains were $65,000 for the three months ended September 30, 2006 compared to $61,000 for the same period in 2005. These gains are primarily from the planned sales of equity portfolio holdings.

For the nine months ended September 30, 2006, revenue from commissions and fees from insurance sales decreased 4.4% to $8,517,000 compared to $8,907,000 for the same period in 2005. For the three months ended September 30, 2006, revenue from commissions and fees from insurance sales increased 0.8% to $2,982,000 compared to $2,958,000 for the same period in 2005. The decrease for the nine months ended September 30, 2006 is mainly attributed to lower contingency income on insurance products offered through Essick & Barr, LLC, a wholly owned subsidiary of the Company.

For the nine months ended September 30, 2006, revenue from mortgage banking activity decreased to $2,834,000 from $4,044,000, or 29.9%, for the same period in 2005. For the three months ended September 30, 2006, revenue from mortgage banking activity decreased to $932,000 from $1,576,000, or 40.9%, for the same period in 2005. The decrease was primarily due to the reduction of the gain realized on a declining volume of loans sold into the secondary mortgage market. The Company operates its mortgage banking activities through Philadelphia Financial Mortgage Company, a division of Leesport Bank.

For the nine months ended September 30, 2006, revenue from brokerage and investment advisory commissions and fee activity decreased to $563,000 from $657,000, or 14.3%, for the same period in 2005. For the three months ended September 30, 2006, revenue from brokerage and investment advisory commissions and fee activity decreased to $186,000 from $196,000, or 5.1%, for the same period in 2005. The decrease is due primarily to a decrease in investment advisory service activity offered through Madison Financial Advisors, LLC, a wholly owned subsidiary of the Company.

For the nine months ended September 30, 2006, service charges on deposits increased to $2,012,000 from $1,977,000, or 1.8%, for the same period in 2005. The increase is due primarily to the organic growth in deposits. For the three months ended September 30, 2006, service charges on deposits decreased to $671,000 from $694,000, or 3.3%, for the same period in 2005.

For the nine months ended September 30, 2006, other income including gain on sales of loans decreased to $1,829,000 from $1,920,000, or 4.7%, for the same period in 2005. For the three months ended September 30, 2006, other income including gain on sale of loans increased to $635,000 from $537,000, or 18.2%, for the same period in 2005. The decrease for the nine months is due primarily to a decrease in gains on sales of SBA and USDA loans. The three month increase is due primarily to an increase in interchange fees on debit cards.

Non-Interest Expense

Total non-interest expense for the nine months ended September 30, 2006 decreased 1.4% to $30,267,000 compared to $30,689,000 for the same period in 2005. Total non-interest expense for the three months ended September 30, 2006 decreased 5.0% to $9,755,000 compared to $10,268,000 for the same period in 2005.

Salaries and benefits were $16,667,000 for the nine months ended September 30, 2006, a decrease of 3.6% compared to $17,287,000 for the same period in 2005. Salaries and benefits were $5,265,000 for the three months ended September 30, 2006, a decrease of 6.1%

compared to $5,610,000 for the same period in 2005. Included in salaries and benefits for the nine months ended September 30, 2006 and 2005 were severance costs mentioned earlier of $450,000 and $445,000, respectively. The decrease in salaries and benefits for the comparative three and nine month periods is primarily attributed to a reduction in staff as a result of the Company’s corporate-wide reorganization plan, as well as, a decrease in commissions paid on both mortgage origination activity through Philadelphia Financial Mortgage Company and investment advisory activity through Madison Financial Advisors. Total commissions paid for the nine months ended September 30, 2006 and 2005 were $1,747,000 and $2,649,000, respectively. Total commissions paid for the three months ended September 30, 2006 and 2005 were $624,000 and $1,000,000, respectively.

For the nine months ended September 30, 2006, occupancy expense and furniture and equipment expense increased to $5,411,000 from $5,192,000, or 4.2%, for the same period in 2005. For the three months ended September 30, 2006, occupancy expense and furniture and equipment expense increased to $1,778,000 from $1,758,000, or 1.1%, for the same period in 2005. These increases are due primarily to costs associated with building repairs and maintenance.

Included in other expenses for the three and nine months ended September 30, 2006 were approximately $54,000 in fraud losses due to a counterfeit check cashing scheme.

Income Tax Expense

Income tax expense for the nine months ended September 30, 2006 was $2,144,000, a 13.1% increase as compared to income tax expense of $1,895,000 for the nine months ended September 30, 2005. Income tax expense for the three months ended September 30, 2006 was $854,000, a 15.1% increase as compared to income tax expense of $742,000 for the three months ended September 30, 2005. The effective income tax rate for the nine months ended September 30, 2006 and 2005 was 23.8% and 23.1%, respectively. The effective income tax rate for the three months ended September 30, 2006 and 2005 was 24.8% and 24.2%, respectively. This increase in the effective income tax rate for the three and nine month periods is due primarily to tax exempt income remaining relatively flat while income before income taxes increased.

Earnings Per Share

Diluted earnings per share for the nine months ended September 30, 2006 were $1.28 on average shares outstanding of 5,387,717, an 8.5% increase as compared to diluted earnings per share of $1.18 on average shares outstanding of 5,347,055 for the nine months ended September 30, 2005. Diluted earnings per share for the three months ended September 30, 2006 were $0.48 on average shares outstanding of 5,439,770, an 11.6% increase as compared to diluted earnings per share of $0.43 on average shares outstanding of 5,365,841 for the three months ended September 30, 2005. Share amounts and per share amounts reflect a 5% stock dividend distributed to shareholders on June 15, 2006.

Assets, Liabilities and Equity

Total assets as of September 30, 2006 were $1,022,850,000, an annualized increase of 7.9% compared to December 31, 2005. Total loans as of September 30, 2006 increased $83,020,000 to $737,264,000, and total deposits increased $29,852,000 to $689,582,000, respectively, compared to December 31, 2005. Total loan and total deposit balances had annualized increases of 16.9% and 6.0%, respectively. Total borrowings as of September 30, 2006 were $222,689,000, an annualized increase of 16.0% as compared to December 31, 2005.

Shareholders’ equity increased as of September 30, 2006 to $99,314,000 from $94,756,000 at December 31, 2005, an annualized increase of 6.4%. Included in shareholders’ equity is an unrealized loss position on available for sale securities, net of taxes, at September 30, 2006 of $3,291,000 compared to an unrealized loss position on available for sale securities, net of taxes, of $3,143,000 at December 31, 2005.

Leesport Financial Corp. is a diversified financial services company headquartered in Wyomissing, PA, offering banking, insurance (Insurance products offered through Essick & Barr, LLC), investments (Securities offered through UVEST Financial Services, a registered independent broker/dealer, Member NASD/SIPC), wealth management, equipment leasing, and title insurance services throughout Southeastern Pennsylvania.

LEESPORT FINANCIAL CORP.

CONSOLIDATED SELECTED FINANCIAL DATA

(Dollar amounts in thousands, except per share data)

	Quarter Ended Balances
	September 30,	December 31,
	2006	2005
	(unaudited)
Assets
Investment securities and interest bearing cash	$178,631	$188,782
Mortgage loans held for sale	9,798	16,556
Loans:
Commercial loans	560,275	478,301
Consumer loans	137,460	134,069
Mortgage loans	39,484	38,454
Other	45	3,420
Total loans	$737,264	$654,244

Earning assets	$925,693	$859,582
Total assets	1,022,850	965,752

Liabilities and shareholders’ equity
Deposits:
Non-interest bearing deposits	104,744	115,978
NOW, money market and savings	294,936	284,402
Time deposits	289,902	259,350
Total deposits	$689,582	$659,730

Federal funds purchased	$100,160	$66,230
Securities sold under agreements to repurchase	78,879	69,455

Long-term debt	23,500	43,000
Junior subordinated debt	20,150	20,150
Shareholders’ equity	$99,314	$94,756

Actual shares outstanding	5,352,623	5,314,561	*
Book value per share	$18.55	$17.83	*

	Asset Quality Quarterly Data
	September 30,	December 31,
	2006	2005
	(unaudited)
Non-accrual loans	$4,940	$5,567
Loans past due 90 days or more	15	606
Renegotiated troubled debt	141	150
Total non-performing loans	5,096	6,323
Other real estate owned	271	87
Total non-performing assets	$5,367	$6,410

Loans outstanding at end of period	$737,264	$654,244
Allowance for loan losses	7,529	7,619

Net charge-offs to average loans (annualized)	0.16%	0.18%

Allowance for loan losses as a percent of total loans	1.02%	1.16%

Allowance for loan losses as percent of total non-performing loans	147.74%	120.50%

*  References to share amounts and per-share amounts reflect the 5% stock dividend distributed to shareholders on June 15, 2006.

LEESPORT FINANCIAL CORP.

CONSOLIDATED SELECTED FINANCIAL DATA

(Dollar amounts in thousands)

	Average Balances		Average Balances
	For the Three Months Ended		For the Nine Months Ended
	(unaudited)		(unaudited)
	September 30,	September 30,	September 30,	September 30,
	2006	2005	2006	2005
Assets
Investment securities and interest bearing cash	$180,791	$181,219	$183,426	$182,720
Mortgage loans held for sale	8,540	16,618	9,799	14,542
Loans:
Commercial loans	537,588	456,886	512,346	441,670
Consumer loans	137,286	132,060	135,243	127,369
Mortgage loans	38,683	40,525	39,292	40,803
Other	146	150	248	150
Total loans	$713,703	$629,621	$687,129	$609,992

Earning assets	$903,034	$827,458	$880,354	$807,254
Goodwill and intangible assets	43,574	44,249	43,744	44,202
Total assets	1,003,288	929,375	982,341	908,217

Liabilities and shareholders’ equity
Deposits:
Non-interest bearing deposits	112,607	114,072	113,452	111,855
NOW, money market and savings	289,460	283,586	289,568	275,652
Time deposits	292,207	238,505	284,122	236,564
Total deposits	$694,274	$636,163	$687,142	$624,071

Short term borrowings	$77,872	$61,375	$63,285	$57,793
Securities sold under agreements to repurchase	70,851	56,088	66,734	50,543

Long-term debt	31,620	48,696	37,678	52,645
Junior subordinated debt	20,150	20,150	20,150	20,150
Shareholders’ equity	$96,994	$94,365	$96,352	$92,643

LEESPORT FINANCIAL CORP.

CONSOLIDATED SELECTED FINANCIAL DATA

(Dollar amounts in thousands, except per share data)

	For the Three Months Ended			For the Nine Months Ended
	(unaudited)			(unaudited)
	September 30,	September 30,		September 30,	September 30,
	2006	2005		2006	2005
Interest income	$15,821	$13,024		$45,118	$36,868
Interest expense	7,795	5,283		21,134	14,494
Net interest income	8,026	7,741		23,984	22,374
Provision for loan losses	300	430		725	1,210
Net Interest Income after provision for loan losses	7,726	7,311		23,259	21,164

Securities gains, net	65	61		274	243
Commissions and fees from insurance sales	2,982	2,958		8,517	8,907
Mortgage banking activities	932	1,576		2,834	4,044
Brokerage and investment advisory commissions and fees	186	196		563	657
Service charges on deposits	671	694		2,012	1,977
Other income	635	537		1,829	1,920
Total non-interest income	5,471	6,022		16,029	17,748

Salaries and employee benefits	5,265	5,610		16,667	17,287
Occupancy expense	1,101	1,123		3,394	3,340
Furniture and equipment expense	677	635		2,017	1,852
Other operating expense	2,712	2,900		8,189	8,210
Total non-interest expense	9,755	10,268		30,267	30,689
Income before income taxes	3,442	3,065		9,021	8,223
Income taxes	854	742		2,144	1,895
Net income	$2,588	$2,323		$6,877	$6,328

Per Share Data:
Basic average shares outstanding	5,395,337	5,310,722	*	5,333,332	5,280,695	*
Diluted average shares outstanding	5,439,770	5,365,841	*	5,387,717	5,347,055	*
Basic earnings per share	$0.48	$0.44	*	1.29	1.20	*
Diluted earnings per share	0.48	0.43	*	1.28	1.18	*
Cash dividends per share	0.19	0.17	*	0.54	0.50	*

Profitability Ratios:
Return on average assets	1.02%	0.99%		0.94%	0.93%
Return on average shareholders’ equity	10.59%	9.77%		9.54%	9.13%
Return on average tangible equity (equity less goodwill and intangible assets)	19.22%	18.39%		17.48%	17.47%
Net interest margin (fully taxable equivalent)	3.64%	3.81%		3.76%	3.81%
Effective tax rate	24.81%	24.21%		23.77%	23.05%

*  References to share amounts and per-share amounts reflect the 5% stock dividend distributed to shareholders on June 15, 2006.

LEESPORT FINANCIAL CORP.

UNAUDITED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data)

	September 30,	September 30,
	2006	2005
Assets
Cash and due from banks	$18,995	$23,616
Interest-bearing deposits in banks	73	1,046
Total cash and cash equivalents	19,068	24,662

Mortgage loans held for sale	9,798	16,814
Securities available for sale	174,410	171,180
Securities held to maturity	4,148	6,231
Loans, net of allowance for loan losses 9/2006 - $7,529; 9/2005 - $7,498	729,735	621,828
Premises and equipment, net	7,241	7,962
Identifiable intangible assets	4,671	5,310
Goodwill	38,805	38,840
Bank owned life insurance	12,042	11,709
Other assets	22,932	20,667
Total assets	$1,022,850	$925,203

Liabilities And Shareholders’ Equity
Liabilities
Deposits:
Non-interest bearing	$104,744	$108,552
Interest bearing	584,838	522,365
Total deposits	689,582	630,917
Securities sold under agreements to repurchase	78,879	73,907
Federal funds purchased	100,160	49,984
Long-term debt	23,500	43,000
Junior subordinated debt	20,150	20,150
Other liabilities	11,265	12,610
Total liabilities	923,536	830,568

Shareholders’ Equity
Common stock, $5.00 par value ;
Authorized 20,000,000 shares; 5,420,857 shares issued at September 30, 2006 and 5,097,468 shares issued at September 30, 2005	27,104	25,495
Surplus	58,104	52,303
Retained earnings	19,049	19,299
Accumulated other comprehensive loss	(3,291)	(1,782)
Treasury stock; 68,234 shares at September 30, 2006 and 34,691 shares at September 30, 2005, at cost	(1,652)	(680)
Total shareholders’ equity	99,314	94,635
Total liabilities and shareholders’ equity	$1,022,850	$925,203

SELECTED HIGHLIGHTS

Cash Dividends Declared

3rd Qtr. 2005	$0.17	*
4th Qtr. 2005	$0.17	*
1st Qtr. 2006	$0.17	*
2nd Qtr. 2006	$0.18
3rd Qtr. 2006	$0.19

Common Stock (FLPB)

Quarterly Closing Price

09/30/2005	$21.67	*
12/31/2005	$22.86	*
03/31/2006	$24.74	*
06/30/2006	$23.00
09/30/2006	$22.78

*     References to share amounts and per-share amounts reflect the 5% stock dividend distributed to shareholders on June 15, 2006.

LEESPORT FINANCIAL CORP.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2006	2005		2006	2005
Interest Income
Interest and fees on loans	$13,621	$11,043		$38,522	$30,946
Interest on securities:
Taxable	1,813	1,650		5,474	4,914
Tax-exempt	217	184		634	540
Dividend income	165	132		476	427
Other interest income	5	15		12	41
Total interest income	15,821	13,024		45,118	36,868

Interest Expense
Interest on deposits	5,258	3,488		14,476	9,710
Interest on short-term borrowings	1,063	568		2,430	1,414
Interest on securities sold under agreements to repurchase	731	395		1,918	963
Interest on long-term debt	273	404		974	1,271
Interest on junior subordinated debt	470	428		1,336	1,136
Total interest expense	7,795	5,283		21,134	14,494

Net interest income	8,026	7,741		23,984	22,374
Provision for loan losses	300	430		725	1,210
Net interest income after provision for loan losses	7,726	7,311		23,259	21,164

Other income:
Customer service fees	671	694		2,012	1,977
Mortgage banking activities, net	932	1,576		2,834	4,044
Commissions and fees from insurance sales	2,982	2,958		8,517	8,907
Broker and investment advisory commissions and fees	186	196		563	657
Gain on sale of loans	24	70		32	401
Gain on sales of securities	65	61		274	243
Other income	611	467		1,797	1,519
Total other income	5,471	6,022		16,029	17,748

Other expense:
Salaries and employee benefits	5,265	5,610		16,667	17,287
Occupancy expense	1,101	1,123		3,394	3,340
Furniture and equipment expense	677	635		2,017	1,852
Marketing and advertising expense	286	457		1,007	1,200
Identifiable intangible amortization	159	160		479	480
Professional services	333	419		901	1,098
Outside processing expense	700	655		2,180	1,996
Insurance expense	198	151		449	467
Other expense	1,036	1,058		3,173	2,969
Total other expense	9,755	10,268		30,267	30,689

Income before income taxes	3,442	3,065		9,021	8,223
Income taxes	854	742		2,144	1,895
Net income	$2,588	$2,323		$6,877	$6,328

Per Share Data
Average shares outstanding	5,395,337	5,310,722	*	5,333,332	5,280,695	*
Basic earnings per share	$0.48	$0.44	*	$1.29	$1.20	*
Average shares outstanding for diluted earnings per share	5,439,770	5,365,841	*	5,387,717	5,347,055	*
Diluted earnings per share	$0.48	$0.43	*	$1.28	$1.18	*
Cash dividends declared per share	$0.19	$0.17	*	$0.54	$0.50	*

*     References to share amounts and per-share amounts reflect the 5% stock dividend distributed to shareholders on June 15, 2006.

Leesport Financial Corp.

Leesport Bank

•              Madison Bank

•              Philadelphia Financial Mortgage

•              Madison Equipment Leasing

Essick & Barr LLC

•              Essick & Barr Insurance

•              The Boothby Group

•              Madison Insurance Consultants

Madison Financial Advisors LLC

Leesport Realty Solutions LLC

Leesport Mortgage LLC

For additional

information, contact:

Edward C. Barrett

Chief Financial Officer

610.478.9922 x251

ebarrett@leesportfc.com

www.leesportfc.com

NASDAQ: FLPB

This release may contain forward-looking statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.